UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2006

The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)

(937) 644-0011

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Please see the discussion of the compensation to be received by Thomas N. Kelly Jr. in his capacity as a newly-appointed director of The Scotts Miracle-Gro Company (the “Registrant”), in “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” of this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 11, 2006, the Board of Directors of the Registrant, upon the recommendation of the Governance and Nominating Committee, appointed Thomas N. Kelly Jr. to fill the vacancy in Class II of the Registrant’s Board of Directors. Mr. Kelly will serve for a term to expire at the Annual Meeting of Shareholders of the Registrant to be held in 2009 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Kelly had been recommended to the Governance and Nominating Committee by Stephanie M. Shern, a director of the Registrant who knew Mr. Kelly from her service on the board of directors of Nextel Communications which became Sprint Nextel Corporation. Mr. Kelly was the Executive Vice President, Transition Integration of Sprint Nextel Corporation from December 2005 until April 2006. He was the Chief Strategy Officer of Sprint Nextel Corporation from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer at Nextel Communications from February 2003 until August 2005. He served as Executive Vice President and Chief Marketing Officer at Nextel Communications from 1996 until February 2003. Mr. Kelly is a director for Gracenote, a privately held company located in Emeryville, CA, and the Greater Washington Sports Alliance in Washington, D.C. He also volunteers for several school and youth athletic organizations in Northern Virginia.
The Board of Directors of the Registrant has determined that Mr. Kelly qualifies as “independent” under the applicable sections of the Listed Company Manual of the New York Stock Exchange and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). He will serve on the Registrant’s Audit Committee and Compensation and Organization Committee. Mr. Kelly will receive the same compensation as the other non-employee directors of the Registrant. His compensation will be paid on a pro-rata basis for his time served on the Registrant’s Board of Directors and Board committees in calendar year 2006. Compensation for non-employee directors of the Registrant is disclosed on pages 14-15 of the Registrant’s Proxy Statement for the 2006 Annual Meeting of Shareholders filed with the SEC on December 20, 2005.
Mr. Kelly has no relationship with the Registrant or any of the Registrant’s subsidiaries that would require disclosure under Item 404(a) of SEC Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On August 11, 2006, the Registrant issued a news release announcing the declaration of a fourth quarter cash dividend.
A copy of the news release is furnished with this Current Report on Form 8-K and incorporated herein by reference as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired:
Not applicable.
     (b) Pro forma financial information:
Not applicable.
     (c) Shell company transactions:
Not applicable.
     (d) Exhibits:

Exhibit No.	Description
99.1	News Release issued by The Scotts Miracle-Gro Company on August 11, 2006 related to declaration of fourth quarter dividend
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: August 17, 2006	By:	/s/ David M. Aronowitz

Printed Name: David M. Aronowitz Title: Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated August 17, 2006
The Scotts Miracle-Gro Company

Exhibit No.	Description
99.1	News Release issued by The Scotts Miracle-Gro Company on August 11, 2006 related to declaration of fourth quarter dividend